Exhibit 10.4

AMENDMENT NUMBER ONE

TO THE

ALFA MUTUAL INSURANCE COMPANY

RESTRICTED STOCK BONUS PLAN

WHEREAS, Alfa Mutual Insurance Company (the “Company”) maintains the Alfa Mutual Insurance Company Restricted Stock Bonus Plan (the “Plan”); and

WHEREAS, pursuant to Section 7 of the Plan, the Board of Directors (“Board”) of the Company may amend or terminate the Plan; and

WHEREAS, it is necessary to amend the Plan to provide that effective November 4, 2007 no new deferral elections will be allowed under the Plan due to execution of the merger agreement regarding the proposed merger of Alfa Corporation with a subsidiary of the Company and Alfa Mutual Fire Insurance Company;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 3 is amended effective November 4, 2007 by adding to the end of paragraphs (a) and (b) thereof the following: “Notwithstanding the foregoing, no new deferral elections may be made effective November 4, 2007.”

2. All of the terms of the Plan not herein amended shall remain in full force and effect.

This the 4th day of November, 2007.

ALFA MUTUAL INSURANCE COMPANY

By:	/s/ Jerry A. Newby

Its:	President and Chief Executive Officer

ATTEST:

By:	/s/ Angela L. Cooner

Its:	Vice President and Associate General Counsel